UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 2, 2015

XERIUM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14101 Capital Boulevard, Youngsville, NC 27596
(Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including area code: (919) 526-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

£ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
£ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
£ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
£ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers. .

(e) On March 2, 2015, the Board of Directors of Xerium Technologies, Inc. (the “Company”) approved the 2015 - 2017 Long-Term Incentive Plan (the “2013 - 2015 LTIP”) under the 2010 Equity Incentive Plan (the “2010 Plan”). Awards under the 2015 - 2017 LTIP are time-based, performance-based and market-based. A specific target share award has been set for each participant in the 2015 - 2017 LTIP. Awards will be paid in the form of shares of common stock of the Company, as described below.

Time-based awards, 35% of the total target award for each participant, have been granted in the form of time-based restricted stock units under the Company’s 2010 Plan. The time-based restricted stock units vest on the third anniversary of the date of grant.

Performance-based awards, 65% of the total target award for each participant, have been granted in the form of performance-based stock units under the 2010 Plan. Of these performance-based units, half will vest based on the financial performance of the Company and the other half will vest based on the stock price performance of the Company.

The performance-based stock units whose vesting is subject to the financial performance of the Company (the “financial stock units”) will vest based on the degree to which the Company achieves a targeted three-year cumulative Adjusted EBITDA metric, adjusted for currency fluctuations, over the performance period of January 1, 2015 through December 31, 2017. Financial stock units that vest will convert into shares of the Company’s common stock and be paid after the close of a three-year performance period. The amount of units that vest will range from 0% to 100% of the employee's total financial stock units. Upon attainment of cumulative Adjusted EBITDA equal to 80% or less of the targeted Adjusted EBITDA, none of the financial stock units will vest. Upon attainment of more than 80% of the targeted Adjusted EBITDA, the financial stock units will begin vesting on a straight-line basis from 0% of the financial stock units at 80% of the targeted Adjusted EBITDA to 100% of the financial stock units at 100% of the targeted Adjusted EBITDA, up to a maximum payout of 100% of the financial stock units.

The performance-based stock units whose vesting is subject to stock price performance of the Company (the “market-based stock units”) will vest based on the Company's total stock price change (plus dividends) over the three-year performance period of March 2, 2015 through March 2, 2018 (“TSR”) relative to the TSR over the same performance period of companies listed on the S&P Global Small Cap Index on the third anniversary of the grant date, or March 2, 2018. Market-based stock units that vest will convert into shares of the Company’s common stock and will be paid after the third anniversary of the grant date, or March 2, 2018. The amount of units that vest will range from 0% to 100% of the employee's total market-based stock units. If the Company’s TSR over the performance period is less than the 35th percentile TSR of companies in the S&P Global Small Cap Index, then no market-based units will vest. If the Company’s TSR over the performance period is equal to the 35th percentile TSR of the companies in the S&P Global Small Cap Index, then 50% of the market-based units will vest. Full payout at 100% of the market-based units will be made if the Company’s TSR over the performance period is equal to the 55th percentile TSR of companies in the S&P Global Small Cap Index. TSR performance between the 35th and 55th percentile TSR of companies in the S&P Global Small Cap Index will result in an interpolated payout percentage of the market-based units between 50% and 100%.

Subject to early acceleration and payment under certain circumstances consistent with the terms of the Company’s 2015-2017 LTIP and LTIP Share Agreement thereunder, delivery of shares of common stock underlying the time-based and performance-based awards that become vested are subject to the participant’s continued service to the Company through March 2, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date:	March 6, 2015	By:	/s/ Clifford E. Pietrafitta
		Name:	Clifford E. Pietrafitta
		Title:	Executive Vice President and CFO